       SECTION 16
   POWER OF ATTORNEY

Know all by these presents, that Mark E. Watson, Jr. (the "Undersigned")
hereby constitutes and appoints each of David B. Snyder, Timothy A.
Bienek, and Scott K. Billings, signing singly, the Undersigned's true and lawful Attorney-In-Fact, to:

1. Prepare, execute in the Undersigned's name and on the
Undersigned's behalf, and submit to the United States
Securities and Exchange Commission (the "SEC") one or more
Forms ID, including any amendments thereto, and any other
documents necessary or appropriate to obtain, update or
maintain codes or passwords enabling the Undersigned to make electronic filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934 or any rule or
regulation of the SEC;

2. Execute for and on behalf of the Undersigned, in the
Undersigned's capacity as an Officer and/or Director of
Affirmative Insurance Holdings, Inc. (the "Company"),
Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

3. Do and perform any and all acts for and on behalf of the
Undersigned which may be necessary or desirable to complete
and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form
with the SEC and any stock exchange or similar authority; and

4. Take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
Attorney-In-Fact, may be of benefit to, in the best interest of, or legally required by, the Undersigned, it being understood that the documents executed by such Attorney-In-Fact, on
behalf of the Undersigned pursuant to this Power of Attorney, shall be in such form and shall contain such terms and
conditions as such Attorney-In-Fact may approve in such
Attorney-In-Fact's discretion.

The Undersigned hereby grants to each such Attorney-In-Fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such Attorney-In-Fact, or such Attorney-In-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Undersigned acknowledges that the foregoing Attorneys-
In-Fact, in serving in such capacity at the request of the Undersigned, are not assuming, nor is the Company assuming, any of the Undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

This Power of Attorney shall remain in full force and effect until the Undersigned is no longer required to file Forms 3, 4 and 5 with respect to the Undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the
Undersigned in a signed writing delivered to the foregoing
Attorneys-In-Fact.

In Witness Whereof, the Undersigned has caused this Power
of Attorney to be executed and effective as of the 21st day of June,
2004.

"Undersigned"

/s/ Mark E. Watson, Jr.

Mark E. Watson, Jr.